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                                                                    EXHIBIT 10.9

                                 OEM AGREEMENT

1.    INTRODUCTION

      This Agreement is made and entered into this 31st day of January, 2001 by and between Hyland Software, Inc., (hereinafter referred to as "Hyland"), an Ohio Corporation, 18500 Lake Road, Suite A-50, Rocky River, OH 44116 USA and Recall Corporation a Delaware Corporation, 555 North Point Center East, Suite 1,50, Alpharetta, GA 30022 (hereinafter referred to as "OEM").

2.    DEFINITIONS

As used in this Agreement, the following definitions shall apply:

2.1   "Agreement" shall mean this Agreement between Hyland and OEM.

2.2 "Confidential Information" shall mean any information relating to or disclosed in the course of this Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing party. "Confidential Information" shall not include information (a) already lawfully known to the receiving party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

2.3 "Customer(s)" shall mean persons or entities that license Software or Private Label Software from OEM for their own business, commercial or personal use, but not for re-marketing, time-sharing or service bureau use.

2.4 "Delivery Date" shall mean the date that OEM receives any component of the Application Software supplied by Hyland. If the method of delivery is web-based, Delivery Date shall mean that date on which the Application Software and any associated license becomes available for download by ASF.

2.5 "Documentation" shall mean written or printed material or material in non-software media accompanying the Software.

2.6 "Effective Date" shall mean the date upon which both parties to this Agreement have signed the Agreement.

2.7 "Excluded Customers" are businesses, entities, and or accounts that license or purchase technology and services from either Fiserv, Inc., a Wisconsin Corporation or Information Technology, Inc., a Nebraska Corporation, or are financial institutions that use the Software for check processing applications, and as further described in Section 6.

2.10 "Primary Support" shall mean and include, among other services as implemented by OEM, the following services to be provided by OEM to Customer.

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      a)    Complying with mutually acceptable policies for delivery,
            installation, testing, confirmation and acceptance by the Customer for the original license of the Software and any associated documentation, applications, and hardware for the successful operation of the Software.

      b) Providing the Customer with a reasonable level of training for use of the Software and any associated applications and hardware.

      c) Providing day-to-day, first point of contact to the Customer for help and support for Customer's use of the Software.

      d) Providing the Customer with on-going Applicable technical advice and support on using the Software through various means included but not limited to the telephone.

      e) When a Customer reports a Software error, reporting such error to Hyland, and if available, accessing any help desk or error tracking system Hyland offers to determine whether the error matches an error previously reported and whether a Software patch, an upgrade, a change to the current version of the Software, or other recommendation has been identified as a response to the error.

      f) Providing the Customer a reasonable level of assistance in installing any available Software patch, upgrade, or version of the Software or in implementing any recommendation or solution to deal with Software errors reported to Hyland or not matching those in Hyland's error tracking system.

      g) Using reasonable efforts to obtain diagnostic reports, memory status, and other technical service information, and providing and employing such diagnostic tools and services as may be required by the circumstances or as requested by Hyland to aid in resolution of Software errors.

      h) Providing Customer with assistance in implementing fixes or recommendations as directed or implemented by Secondary Support.

2.11 "OEM" shall mean the company, person, or entity identified in the Introduction to this Agreement.

2.12 "OEM Product Name" shall mean the software application name(s), trade name(s), logo(s), icon(s), branding, trade dress and other associated words or marks selected and provided to Hyland by OEM for use by Hyland in branding the Private Label Software.

2.13 "Private Label Software" shall mean a version of the Software developed by Hyland for OEM that includes the OEM Product Name and interface customizations to other trade modifications as specified by OEM.

2.14 "Private Label Software Fee" shall mean the amounts due and payable by OEM to Hyland for services that Hyland renders to develop and support the Private Label Software.

2.15 "Secondary Support" shall mean the following services to be provided by Hyland to OEM:

      a)    Using reasonable efforts to assist OEM in providing Primary Support.

      b) Using reasonable efforts to support the Software to correct, fix, or circumvent errors, and modifying documentation, as Hyland shall deem appropriate, to respond to reported errors.

      c) In the discretion of Hyland, providing updates, enhancements, and new versions of the Software.

2.16 "Software" shall consist of the computer software products identified in Schedule A attached to the Agreement and specifically includes the Private Label Software developed for OEM under the terms of this Agreement.

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2.17  "Software license Agreement" shall mean a written License Agreement between OEM and a customer relating to the Software.

2.18 "Software License Fee" shall be the amount payable by OEM to Hyland for a license to Software or Private Label Software granted to a Customer in accordance with the terms of this Agreement.

2.19 "Software License Fee Schedule" shall mean Hyland's list of available Software and retail fees for the license of such products to Customers.. A copy of Hyland's current Software License Fee Schedule, relating to the Software and Private Label Software, current as of the effective date, is attached as Schedule A.

2.20 " Software Maintenance Agreement" shall mean a written Agreement between OEM and a Customer relating to extending the period for Licensor to provide Customer maintenance, technical support and limited warranty coverage for the Software, as Further detailed in the attached Schedule C.

2.21 "Software Maintenance Agreement Fees" shall be the amounts payable from Customer to OHM in consideration for extended Primary Support services pursuant to an executed Software Maintenance Agreement. A copy of the current Software Maintenance Fee Schedule is attached to this Agreement as Schedule A.

2.22 "Upgrade or Enhancement" shall mean newer releases of the Software as developed and commercially released by Hyland.

3.    GRANT OF LICENSE

3.1 During the term of this Agreement, Hyland designates the OEM as a non-exclusive OEM for the Software and Private Label Software under the terms and conditions of this Agreement. This right is non-transferable and applies solely to the distribution and licensing of the Software or the Private Label Software in unaltered, object code version form to Customers. Nothing herein, including any of the attachments and Schedules, grant any right to OEM to the use of, or access to, any Software or Private Label Software source code. This grant does not include any right to otherwise utilize the Software or Private Label Software or information relating to it or any right to reproduce the Software or Private Label Software or to make and/or sell variations or derivative works of the Software or Private Label Software. OEM shall be permitted to use the Software or Private Label Software for the processing of data for third parties or for the operation of a service bureau according to the terms and conditions as established in the Application Service Provider Partner Agreement.

3.2 Sole ownership of copyrights and other intellectual and proprietary rights to the Software or Private Label Software shall remain solely with Hyland. Nothing in the foregoing sentence shall extend to Hyland any rights or interest in the OEM Product Name, trade names or trademarks provided by OEM to Hyland for purposes of Hyland developing the Private Label Software. The foregoing sentence does not extend to OEM any rights in or attach to any of the intellectual property of Hyland including the structure, technology, Software, "look and feel" or any other component of the Software. OEM shall retain or affix to the Software or Private Label Software such evidence of ownership and copyright or proprietary notices as Hyland may reasonably request and as supplied by Hyland to protect Hyland's (and Hyland's suppliers) intellectual property rights

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3.3   OEM accepts the grant, in the limited scope provided herein, and agrees to use its best efforts to communicate the features, benefits, and pricing and availability of the Software to potential Customers in OEM's ordinary course of business.

3.4 All parties acknowledge that any expenditures or commitments are made at the risk of the party making such expenditures or commitments except for the expenditures and commitments listed in Attachment B of the Application Service Provider Partner Agreement. OEM agrees that it shall be responsible for its own expenses and costs under this Agreement and that Hyland shall have no obligation to reimburse OEM for any expenses or costs incurred by OEM in the performance of OEM's duties hereunder.

4.    PRIVATE LABEL SOFTWARE

4.1 Hyland agrees that it will incorporate into a master copy of the Software on OEM Product Name and associated marks as provided to Hyland by OEM to develop the Private Label Software. Hyland shall make reasonable modifications to the Software and user interface to incorporate and reflect the OEM Product Name selected by OEM, not to exceed two (2) iterations of such interface changes.

4.2 OEM represents and warrants that it has full rights in and to the OEM Product Name(s), trademarks, brand names, icons, logos or other marks it provides to Hyland for developing, licensing, and using as part of the Private Label Software. OEM is solely responsible for the selection, availability of, trademark, copyright and all other legal matters surrounding the OEM Product Name for use in the Private Label Software. OEM agrees that it shall indemnify Hyland against any and all claims that arise as a result of the use of the OEM Product Name under the terms contained in Indemnification Section of this Agreement. OEM grants to Hyland the right to use the OEM Product Name to develop the Private Label Software and associated materials including its own promotional and public relations materials.

5.    PRIVATE LABEL SOFTWARE LICENSE FEES AND PAYMENT

5.1 OEM shall receive a fifty (50%) percent discount from Hyland's current Software License Fee Schedule for each copy of the Software, or portion thereof, to Customers. OEM shall absorb any deviations of actual price from Hyland's list prices. Shipping charges, federal, state and local sales taxes and any additional expenses are to be shown on any written purchase order. Hyland reserves the right to revise, modify or change the Software License Fee Schedule or fees for Software Maintenance Agreements upon sixty (60) days written notice to OEM.

5.2 OEM shall pay to Hyland an Annual Maintenance Fee equal seven and one half (7.5%) percent of the list price of the Software for each copy of the Software licensed to Customers by OEM for which the customer desires to purchase annual maintenance. Annual Maintenance contracts are billed prorated to the end of the current calendar year and renewed January 1 of each subsequent year.

5.3 OEM shall submit purchase orders for Software to Hyland. All purchase orders submitted to Hyland by OEM shall be subject solely to the terms of this Agreement, and any preprinted terms on any purchase order form used for the convenience of OEM shall not alter or amend the terms of this Agreement.

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5.4   Hyland's portion of the Software License Fee is due to Hyland within forty five (45) days following the Delivery Date from Hyland to the OEM, or if directed by OEM to do so, from the Delivery Date to the Customer. Payments to Hyland shall be made by OEM in U.S. funds. In the case of a bona fide dispute
OEM shall notify Hyland as soon as reasonably possible.

5.5 Software shall be shipped by Hyland as a unit, freight to be paid by OEM upon Hyland's invoice, with risk of loss to pass to OEM upon delivery to OEM, with a unit being defined as a package provided by Hyland containing Software, documentation and other Customer information (including warranty materials). Hyland may select a carrier for OEM, if OEM has not designated a carrier or if the designated carrier is unable to accept a shipment.

5.6 If OEM shall at anytime be overdue on payments Hyland may require cash on delivery (COD) or payment in advance. If OEM shall at any time be overdue on payments, upon ten days' advance notice Hyland may delay shipment of Software or cancel outstanding orders until OEM is current on all payments. Interest will be assessed on amounts overdue more than 60 days, at the rate of the 12% per annum.

5.7 The payment obligations stated in this Section 5 are exclusive of any shipping charges, federal, state, municipal or other governmental taxes, duties, excise taxes or tariffs now or hereafter imposed on the production, storage, sale, transportation, import, export, licensing or use of the Software. Such charges, shall be paid by OEM or, in lieu of payment of any tax, OEM shall provide an exemption certificate acceptable to Hyland and the applicable authority.

5.8 OEM shall keep detailed and accurate records of the all Customer licenses, sales, and Maintenance Agreements and Fees derived from the use of the Software and Private Label Software and shall permit Hyland or its representatives reasonable access to review such records upon request.

6.    GRANT OF IN-HOUSE USE LICENSE

Hyland grants to OEM the use of "In-House OHM System(s)" consisting of the computer software products specifically itemized in the In-House License Agreement under the following terms and conditions as follows i: OEM agrees that it will use the In-House OEM System(s) as an internal (in-house) application primarily for purposes of storing and retrieving OEMs business documents and data-OEM shall not utilize the In-House OEM System(s) for the processing of any customer or third party data for any reason. ii. For each and every In-House System(s) installed by OEM, it shall execute with Hyland a Software License Agreement and Extended Warranty and Maintenance Agreement covering all components. iii; In the event of termination of the OEM Agreement for any reason, OEM agrees to either promptly return the In-House OEM System(s) or immediately make payment in full for all Software License Fees.

7.    SOFTWARE LICENSE AGREEMENTS

OEM may grant licenses for the Software or Private Label Software to Customers, except to Excluded Customers as provided below, only under a valid Agreement containing substantially the identical terms as those set forth in Hyland's form of Software License Agreement, as it may be in effect from time to time. OEM may comply with this provision by using the form Software License Agreement provided by

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Hyland (attached hereto as Schedule B) or by preparing its own form of Software
License Agreement that complies with the requirements of this Section. In the event OEM prepares its own form Software License Agreement for the Software or Private Label Software, prior to its use with any Customer, it shall submit such form to Hyland for approval, which approval shall not be unreasonably withheld. Hyland reserves the right to modify the Software License Agreement. Hyland reserves the right to specify that Software or Private Label Software supplied to Customers by OEM is subject to restrictions to be stated in the Software License Agreement forms. Hyland shall establish the list prices for all Software License Fees; however, OEM shall have the right to set all prices charged to Customers.

8.    SOFTWARE MAINTENANCE AGREEMENTS

OEM may enter into Software Maintenance Agreements to extend the period of limited warranty coverage and maintenance to Customers who are licensed to use the Software or Private Label Software under a Software License Agreement pursuant to Section 7. OEM may do so only under a valid Software Maintenance Agreement containing substantially the identical terms as those set forth in Hyland's form of Software Maintenance Agreement, as it may be in effect from time to time. OEM may comply with this provision by using the form Software Maintenance Agreement provided by Hyland (attached hereto as Schedule C) or by preparing its own form of Software Maintenance Agreement that complies with the requirements of this Section. In the event OEM prepares its own form Software Maintenance Agreement for the Software or Private Label Software, prior to its use with any Customer, it shall submit such form to Hyland for approval, which approval shall not be unreasonably withheld. Hyland reserves the right to modify the Software Maintenance Agreement, Hyland reserves the right to specify that Warranty and Maintenance services provided to Customers by OEM is subject to restrictions to be stated in the Software Maintenance Agreement forms. Hyland shall establish the list prices for all Software Maintenance Fees, however, OEM shall have the right to set all prices charged to Customers.

9. EXCLUDED CUSTOMERS

Hyland has entered into an agreement with Fiserv, Inc., a Wisconsin Corporation, and Information Technology, Inc. (ITI), a Nebraska Corporation, whereby Hyland granted to Fiserv, Inc. and ITI an exclusive worldwide rights to license and distribute Software to; 1) customers and accounts of Fiserv, Inc. and ITI, end
2) financial institutions (i.e. banks, saving and loan institutions, and credit unions) for applications that are primarily designed for the processing of checks. OEM agrees to take all reasonable steps to refrain from representing, marketing, or licensing any Software or Private Label Software to any and all Excluded Customers under this provision. In the event that OEM is unaware of the status of a prospective Customer for the Software or Private Label Software relative to this provision, he shall make a reasonable inquiry to determine whether or not the prospective Customer is an Excluded Customer. In the event OEM learns that such account is an Excluded Customer, OEM shall discontinue any and all marketing and sales activity with regards to the Excluded Customer.

10.   USE OF COPYRIGHTS AND TRADEMARKS.

Hyland grants to OEM a non-exclusive right and license to use its trademarks (Hyland Software(tm) and OnBase(R) for purpose of marketing the Software only:
(1) in signs and stationary of OEM indicating its status as an authorized OEM,
(2) in such marketing materials as Hyland may choose to supply to OEM, and (3) in such advertising and other uses as Hyland may authorize in writing. OEM may not use the trademarks in connection with any goods other than those of Hyland.

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11.   TITLE TO SOFTWARE:

11.1 With the exception of the OEM Product Name, all rights, title and interest in and to the Software or Private Label Software, at all times, shall remain the sole and exclusive property of Hyland. No right to use, print, copy, display, or alter the Software or Private Label Software, in whole or in part, is hereby granted, except as expressly provided in this Agreement. No ownership right is granted to any intellectual property relating to the Software or Private Label Software. No right is granted to OCM to use, distribute, rent, lease, lend, supply, or market Software or Private Label Software, except as expressly provided in this Agreement, OEM may not disassemble, extract any source code from, or reverse engineer the Software or Private Label Software.

11.2 All copies of the Software or Private Label Software, including listings, compilations, partial copies, or updates, are the property of Hyland and OEM's obligations with respect thereto shall survive this Agreement until such time as all said copies have been returned to Hyland or destroyed. OEM agrees to include any notices, including any proprietary notices, copyright notices and restricted rights legends appearing on the Software or Private Label Software, or supplied from time to time by Hyland on any such copies.

12.   OEM'S REPRESENTATIONS

OEM represents that it has skill in sales and marketing, and that it also has sufficient qualified staff and financial resources to carry out all of its obligations under this Agreement including the obligations for providing Primary Support of the Software to the Customer. OEM represents and warrants that it has the required rights in and to the OEM Product Name provided to Hyland for use with Private Label Software, and such OEM Product Name does not infringe on the intellectual property right of any third parties.

13.   RESPONSIBILITIES OF OEM

13.1 OEM agrees to professionally perform the services as required for installation, training, and the provision of Primary Support of the Software for the Customer as defined in the Section 2.10 of this Agreement. OEM will perform any and all installation, upgrade, technical services and Primary Support for the Software pursuant to installation and support procedures and policies as developed by Hyland and modified from time-to-time. OEM shall require, prior to completion of installation and training of the Software to any Customer, that Customer execute a Software License Agreement in accordance with Section 4 of this Agreement. A copy of the Software License Agreement is attached as Schedule B.

13.2 OEM will, upon request, promptly report to Hyland the results for each and every installation and upgrade or Primary Support activity and deliver to Hyland any forms, reports, or checklists as Hyland may require its OEM's to complete as part of an installation, upgrade or provision of the Primary Support of the Software.

13.3 OEM shall identify and promptly inform Hyland of any design or programming errors or omissions in the Software of which it becomes aware.

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13.4  OEM may request Hyland to directly perform installation and training services for a Customer. In no event shall Hyland be obligated to do so. In the event that Hyland elects to perform installation and training services to the Customer, this shall not relieve OEM from any of its obligations to provide Primary Support to the Customer.

13.5 If OEM performs the installation and training services for the Customer, OEM shall invoice Customer for such services and all revenues and expenses associated with these activities shall be OEM's. However, if OEM elects to have Hyland perform the installation and training of the Software for the Customer, than Hyland shall be entitled to invoice and collect from the OEM the fees Hyland customarily charges for such services. The current fees, expenses and conditions for Hyland to perform installation and training services are included in the Software License Fee Schedule attached to this Agreement as Schedule A. If OEM fails to perform its Primary Support obligations Hyland shall be entitled to perform the primary support and will receive all of the associated maintenance fees. Hyland reserves the right to revise, modify or change the fees for installation and training upon one hundred eighty (180) days written notice to OEM.

13.6 To perform OEM's technical obligations under this provision, OEM agrees to maintain at all times on its staff a fully trained and Hyland certified technical support representative who is able to perform the duties assumed by OEM for providing installation, training and provision of Primary Support for the most current versions of the Software. Any and all costs associated with OEM's training and ongoing education to comply with this provision are to be solely borne by OEM.

13.7 To perform OEM' s marketing obligations under this Agreement, OEM will employ and maintain at least one full-time sales person; maintain a demonstration system for the Software at OEM sales location(s) to provide customers with a demonstration of the Software; identify prospects, coordinate demonstrations, conduct seminars, obtain survey information, prepare proposals, and promote and secure Software License Agreements for the Software. OEM shall use its best efforts to promote and market the Software. OEM shall pursue any marketing leads received from Hyland. Upon the request of Hyland, OEM shall provide to Hyland a forecast of anticipated Software license fee revenue and the anticipated Software installations and the period of time the installation(s) would need to be completed.

13.8 OEM assumes sole responsibility for the selection and recommendation of the Software to achieve the desired results and business purposes of Customer. OEM shall use its best effort to assist Hyland in the protection of its legal rights and to enforce the Software License Agreement.

13.9 OEM represents and agrees that it will not make any representations or create any warranties, expressed or implied, concerning the Software products, except as specifically provided to OEM by Hyland and under the terms and conditions of the Software License Agreement. OEM will take reasonable steps to insure that it's employees, agents, and others under its direction, abide by the terms and conditions of this provision and this Agreement. OEM may rely upon those representations contained in the Software brochures and technical publications provided by Hyland for OEM's presentations.

13.10 OEM shall comply with all applicable laws, ordinances, rules and regulations, and OEM shall obtain any and all permits, licenses, authorization, and/or certificates that may be required in any jurisdiction or any regulatory or administrative agency in connection with the sale, use and/or operations of the Software. Regardless of any disclosure made by OEM to Hyland of an ultimate destination of the Software, OEM agrees not to export either directly or indirectly any Software or system incorporating

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such Software without first obtaining a license to export or re-export from the
United States Government, as may be required and to comply with the United States Government export regulations, as applicable.

13.11 OEM agrees that during the term of this Agreement, OEM will not, directly or indirectly, develop, have an ownership interest in, consult, train or engage others to develop, any computer program or software product that is primarily designed to compete with the Software. OEM shall be permitted to resell, integrate, upgrade and otherwise represent and market competitive products to the Software, and develop or program external programs to assist or enhance the Software or competitive products.

14.   HYLAND'S OBLIGATIONS

14.1 Hyland shall, under terms of this Agreement and related Schedules, provide OEM with promotional material and conduct other marketing activities to help promote the sale of the Software products; advise OEM of the anticipated delivery date of enhancements to the Software or new modules; keep OEM updated on any new sales aids or promotional pieces; offer OEM, where appropriate and at Hyland's discretion, education and training courses; assist when requested by OEM, to contact a prospective customer in regard to features, configuration or any other general consulting which is required to obtain business.

14.2 Hyland will use its reasonable efforts to make the Software perform substantially in accordance with the product description set in the documentation that accompanies the Software, as it may exist from time to time. However, OEM acknowledges that inevitably some errors may exist in the Software, and the presence of such errors shall not be a breach of this provision, Hyland's sole obligation with regard to such errors shall be to provide Secondary Support as stated in this Agreement.

14.3 Hyland will provide to OEM Secondary Support for the Software and make reasonable consulting services, technical advice end training available to OEM. Such services will be provided by phone, modem or at Hyland's offices. Such services will be provided at such times as are mutually agreed upon by the parties.

14.4 In the event that Hyland offers more favorable pricing to a third-party who is engaged in substantially the same line of business as OEM/ASP (with regards to Hyland's software products), Hyland will offer the same terms, in whole, to ASP. To qualify, OEM/ASP must, retroactively to the Effective Date, meet all applicable financial terms, including minimum guarantees, pricing for services, etc. This provision shall exclude terms for partners signed by Hyland prior to the effective date.

15.   HYLAND'S OPTION TO MODIFY OR DISCONTINUE SOFTWARE

15.1 Hyland has the right, at any time, to make such modifications to the Software as it sees fit to the operation, performance, or functionality of the Software, provided however that Hyland will take reasonable precautions to ensure that OEM and OEM's customers are not negatively affected by such modifications.

15.2 Hyland has the right, at any time, to discontinue distribution of any or all Software or versions of Software, to remove supported Software or versions of supported Software from Hyland's supported Software list, or to discontinue support, maintenance, or the provision of new versions, updates, or corrections for any Software or for any version or for any hardware or software

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platform or operating system. If such a termination of distribution of the
Software or of support, maintenance or the provision of new versions, updates, or corrections materially impairs the value of this Agreement to OEM, OEM shall have the option to terminate this Agreement; such option to terminate shall be expire after sixty (60) days from the date notice of termination is given.

15.3. Notwithstanding the forgoing, Hyland will not discontinue support end maintenance for any major or minor (X or X.x) version release until 18 months after the release of a newer version.

16.   WARRANTY

16.1 Hyland represents and warrants to OEM that is has the necessary rights to enter into this Agreement and that it has the necessary ownership and intellectual property rights to the Software to grant the licenses herein. Hyland warrants that the Software will operate generally in conformance with its published documentation, if properly used by OEM and Customer. If any errors are discovered, OEM shall promptly notify Hyland in writing as to the description of the problem, whereupon Hyland shall use reasonable efforts to correct such problems within a reasonable time thereafter. Corrections will be provided to OEM with instructions for implementation. The remedies set forth in this Agreement shall be OEM's sole remedies for breach of this Agreement.

16.2 THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES,EXPRESSED OR IMPLIED, INCLUDING WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE RIGHTS AND REMEDIES GRANTED TO OEM UNDER THIS PARAGRAPH CONSTITUTE THE SOLE AND EXCLUSIVE REMEDY OF OEM AND OEM'S CUSTOMERS AGAINST HYLAND FOR BREACH OF WARRANTY, EXPRESS OR IMPLIED, OR FOR ANY ERRORS OR DEFECTS IN THE SOFTWARE. IN NO EVENT SHALL HYLAND BE LIABLE TO OEM OR OEM'S CUSTOMERS FOR ANY DAMAGES ARISING FROM OR RELATED TO FAILURE OR INTERRUPTION OF THE SOFTWARE, OR FOR INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR LOSS OF PROFIT OR OPPORTUNITY, LOSS OF USE OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH THE LICENSE, TRANSFER OR USE OF THE SOFTWARE. IN NO EVENT SHALL HYLAND'S LIABILITY HEREUNDER EXCEED THE TOTAL AMOUNT RECEIVED BY HYLAND UNDER THIS AGREEMENT.

17.   INDEMNIFICATION

17.1 Hyland agrees to indemnify OEM against all liability and expense, including reasonable attorney fees, arising from any breach or alleged breach of Hyland's warranty that it has the required rights to the Software and that the Software does not infringe any ownership or intellectual property right of a third party, provided that Hyland: (1) is notified immediately after OEM receives notice of such claim (ii) is solely in charge of the defense of and any settlement negotiations with reaped to such claim; (iii) received OEM's cooperation in the defense or settlement of such claim; (iv) has the right, upon either the occurrence of or the likelihood (in the opinion of Hyland) of the occurrence of a finding of infringement, either to procure for OEM or the Customer the right to continue use of the Software, or to replace the relevant portions of the Software with other equivalent, non-infringing portions. If Hyland is unable to accomplish either of the options set forth in (iv) above, at Hyland's option Hyland shall either remove the portion of the Software in issue and refund to OEM the value of such portion, or remove the entire Software and refund to OEM the entire amount paid under this Agreement as it relates to the incident that

Copyright (C)Hyland Software, Inc.        (Confidential)                      10
August 1998
gave rise to the claim. IN NO EVENT SHALL HYLAND'S LIABILITY HEREUNDER EXCEED THE TOTAL AMOUNT PAID TO HYLAND BY OEM. Hyland shall have no obligation to OEM to defend or satisfy any claims made against OEM that arise from use, marketing, licensing, or disposition of the Software by OEM other than as permitted by this Agreement.

17.2 OEM agrees to indemnity Hyland against all liability and expense, including reasonable attorney fees, arising from or out of any breach or alleged breach of OEM's representation, warranties, and obligations or as a result of any claim arising from OEM's activity. This includes, but is not limited to, misrepresentation or unauthorized commitments, actions, or promises made to Customers or prospects by OEM, its employees or agents with respect to Hyland, the Software, Private Label Software or any other product or service marketed by OEM that gives rise to a claim against Hyland. Further, OEM specifically agrees to indemnify Hyland against any claims made by any party as a result of OEM's or Hyland's use of the OEM Product Name.

17.3 In the event of a claim where OEM is obligated to defend or indemnify Hyland pursuant to Section 17.2, Hyland reserves all rights to directly participate in all aspects in the defense of, and any settlement negotiations with respect to such claim, including the selection and approval of it's Counsel; the right to maintain separate and independent Counsel; and to receive OEM's full cooperation in the defense or settlement of such claim. In such event when such claim arises, OEM shall be solely responsible for any and all associated costs, legal fees, and amounts required to discharge a judgment or for settlement of any such claim under the terms and conditions of this provision.

18.   TERM AND TERMINATION

18.1 This Agreement shall take effect on the Effective Date. Unless sooner terminated in accordance with the relevant provisions of this Agreement, the term of this Agreement shall be for five (5) years and shall be automatically renewed successively for an additional term of one (1) year unless either party, in its sols discretion, gives notice of termination no less than ninety (60) days prior to the expiration of then current term.

18.2 In the event that OEM fails to maintain a satisfactory credit rating or financial condition or if Hyland concludes that for any reason OEM is or will become unable to discharge its obligations hereunder, Hyland may terminate this Agreement upon written notice.

18.3 In the event of a filing by or against either party of a petition for relief under the United States Bankruptcy Code or any similar petition under the insolvency laws of any jurisdiction, where such filing is not dismissed within thirty (30) days after the date of the filing, or should OEM discontinue the business operations relevant to this Agreement, then the other party may immediately terminate this Agreement upon written notice.

18.4 In addition to provisions authorizing termination hereunder, either party shall have the right to terminate this Agreement as a result of a material breach of the Agreement by the other party that is not cured within thirty (30) days after written notice of such breach.

18.5 Upon termination of this Agreement, and except as otherwise provided in this Agreement, the license granted to OEM by this Agreement shall be terminated immediately, OEM shall make no further use of all or any part of the Software or any Confidential Information received from Hyland, except that

Copyright (C)Hyland Software, Inc.        (Confidential)                      11
August 1998

Hyland at its option shall either (1) permit OEM to license some or all its then existing inventory of Software to Customers or (2) direct OEM to return to Hyland or ship to such person or entity as Hyland may specify (at OEM's cost and risk for shipping) some or all of such inventory for a refund of the amount paid for such inventory.

18.6 In the event of termination OEM shall cease any public statement or representation that it is an authorized OEM or that it is in any way involved with Hyland, and shall immediately cease use of any trademark, or trade name of Hyland, except as may otherwise be authorized in writing by Hyland.

18.7 In the event of termination Hyland shall not be obligated to, deal with any Customers who have Licensed the Software

18.8 The provisions of this Agreement concerning Confidential Information, indemnification, and except as otherwise provided Non-Competition, shall survive the termination of this Agreement, and termination shall not relieve either party of the obligation to pay any amount due to the other. It is understood and agreed that no termination of this Agreement, whatever the cause thereof, shall in any way terminate, restrict, limit, or affect in any way the right of any authorized customer to utilize the Software in accordance with the terms of a Software license Agreement.

19.   GENERAL PROVISIONS

19.1 Independent Contractor. OEM is an independent contractor under this Agreement and nothing in this Agreement authorizes OEM to act as a legal representative or agent of Hyland for any purpose. It is expressly understood that this Agreement does not establish a franchise relationship, partnership, principal-agent relationship, or joint venture. OEM shall not have the power to bind Hyland with respect to any obligation to any third party, and will make this fact clear to all prospects and Customers. OEM is solely responsible for its employees, including terms of employment, wages, hours, required insurance, and daily direction and control.

19.2 Confidential Information. OEM acknowledges mat it will receive Confidential Information from Hyland relating to technical and marketing issues about the Software and the business affairs of Hyland. OEM agrees that all Confidential Information of Hyland shall be held in strict confidence and shall not be disclosed or used without express written consent of Hyland. Each party acknowledges that it will receive Confidential Information from the other party relating to technical, marketing and business affairs of the other party. Each party agrees that all Confidential Information of the other party shall be held in strict confidence and shall not be disclosed or used without express written consent of the other party.

19.3 Non Governmental, No United States Government procurement regulations or Federal Acquisition Regulations shall be included hereunder or be binding on either party unless specifically agreed to in writing prior to incorporation hereunder. In the event of any sale or license to the United States government, OEM shall assure that all labeling needed to establish Restricted Rights in Data with respect to any Software is correctly affixed and intact.

19.4 No Waiver. The failure of either party to exercise any right or the waiver by either party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same of any other term of the Agreement.

19.5 Notice. All notices, requests, demands or other communications required to be given pursuant to the Agreement shall be in writing and shall be deemed to have been given, if sent by U.S. mail, registered

Copyright (C)Hyland Software, Inc.        (Confidential)                      12
August 1998
or certified mail, return receipt requested, postage prepaid, addressed to the parties at their place of business or to such other addresses as the parties direct in writing. Notice to Hyland shall be addressed to:

      Hyland Software, Inc.
      18500 Lake Road, Suite A-50
      Rocky River, OH 44216 USA
      Attention: President
      or to such person or to such address as Hyland may designate.

Notice to OEM shall be addressed to the company, person or entity identified as OEM in the Introduction to this Agreement.

19.6 Force Majeure. Neither patty shall be deemed in fault of this Agreement to the extent that performance of their obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of materials or supplies, or any other causes beyond the control of such party provided that such party gives the other written notice thereof properly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to cure the delay. In the event of such Force Majeure, the time of performance or cure shall be extended for a period equal to the duration of the force Majeure but in no event shall exceed three (3) months.

19.7 Assignment. Hyland may assign this Agreement. This Agreement may not be assigned by OEM, nor any duty hereunder be delegated by OEM without the prior written consent of Hyland. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, legal representatives, successors and permitted assigns.

19.8 Taxes. OEM shall pay, in addition to the other amount payable under this Agreement, all local, state and federal excise, sales, use, privilege, personal property, gross receipts and similar taxes levied or imposed by reason of the transactions under this Agreement. OEM shall, upon demand, pay to Hyland an amount equal to any such tax actually paid or required to be collected or paid by Hyland.

19.9 Limitations of Liability. In the event of failure of either party to fulfill any of its obligations hereunder, the initial remedy of the other party under this Agreement shall be to request performance of such obligation. If such performance a not rendered, the other party may terminate the Agreement and, subject to section 20, bring an action for any moneys due and payable hereunder for services rendered. However, either party shall be entitled to enforce its rights regarding patents, copyrights, trademarks, or trade names, by any appropriate action, including actions for damages and equitable relief.

19.10 Injunctive Relief. The parties to this Agreement recognize that a remedy at law for a breach of the provisions of this Agreement relating to Confidential Information, use of Hyland's trademark, copyright, and other intellectual property rights, and/or Non-competition, will not be adequate for Hyland's protection, and accordingly Hyland shall have the right to obtain, in addition to any other relief and remedies available to it, injunctive relief to enforce the provisions of this Agreement.

19.11 Severability. In the event that a court of competent jurisdiction determines that any portion of the Agreement is unenforceable, void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect as though such invalid provisions were deleted.

Copyright (C)Hyland Software, Inc.             (Confidential)                 13
August 1998

19.12 Attorney Fees. In the event a non-defaulting party requires the services of an Attorney to enforce any provision of this Agreement, said non-defaulting party shall be entitled to attorney's fees, together with expenses and costs incurred in connection with such enforcement.

19.13 Governing Law. This Agreement shall be governed and interpreted in accordance with the substantive law of the State of Ohio, United States of America.

19.14 Exclusive Jurisdiction and Venue. Any legal action brought concerning this Agreement or any dispute hereunder, including but not limited to an action to enforce or challenge an arbitration award, shall be brought only in the courts of the State of Ohio, in the County of Cuyahoga, or in the federal courts located in such state (and county). Both parties submit to venue and jurisdiction in these courts. In the event that an action or claim arises outside of the exclusive jurisdiction specified herein which names Hyland as a party, OEM agrees to initiate, consent to and/or cooperate with any and all efforts to remove the matter to the exclusive jurisdiction named herein, or otherwise take any and all reasonable actions to achieve Hyland's objectives of this provision.

19.15 Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties and supersedes all prior and contemporaneous Agreements, understandings, negotiations and proposals, oral or written. Section headings are provided for convenience purposes only and do not provide any modifications or substantive meaning to the terms and conditions of this Agreement. This Agreement may be amended or modified only by a subsequent Agreement in writing signed by each of the parties and may not be modified by course of conduct.

19.16 Binding. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors. In the event OEM enters into an agreement for the sale of substantially all OEMs assets, this agreement shall be assignable to the purchaser of substantially all the assets of OEM. This Agreement is not assignable to any other third party without the expressed written consent of Hyland. In the event Hyland enters into an agreement to sell substantially all the assets of Hyland, this agreement shall be binding upon the purchaser.

Section 20. Mediation; Arbitration.

            (a) Resolution by Mutual Agreement. Except for actions instituted by either party seeking injunctive relief, any issue or dispute between the parties arising out of or related to this Agreement or its alleged breach shall first be referred to the Chairman of Hyland Software and the President of Recall, for resolution between them, if possible. Hyland Software and Recall may, if they desire, consult outside experts or a mutually respected disinterested person for assistance in arriving at a resolution.

            (b) Resolution by Mediation. Hyland Software and Recall also may, if they desire, agree to undertake non-binding mediation and may, if they choose, do so in accordance with the commercial mediation rules of the American Arbitration Association ("AAA"), either as written or as modified by mutual agreement. A written agreement to undertake mediation may be made at any time. If arbitration proceedings have been instituted, they shall be stayed until the mediation process is terminated.

            (c) Resolution by Non-Binding Arbitration. The parties to this Agreement acknowledge that the subject matter hereof involves substantial interstate activity. Any issue, controversy

Copyright (C)Hyland Software, Inc.             (Confidential)                 14
August 1998
or claim arising out of or relating to this Agreement or its alleged breach that cannot be resolved by mutual agreement after a period of thirty (30) days from when the issue, controversy or claim was first referred for mutual agreement under paragraph (a) shall be referred by the parties to non-binding arbitration in Cleveland, Ohio, in accordance with the commercial arbitration rules of the AAA, and judgment on any award rendered by the arbitrator and accepted by the parties may be entered by any court having jurisdiction thereof; provided, however, that the parties shall have the right to agree among themselves on the amount of the claim.

            (d)   Selection of Arbitrator.

                  (1) The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty (30) days following receipt by one party of the other party's notice of arbitration, the arbitrator shall be selected from a list or lists of proposed arbitrators submitted by the AAA. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (A) the number of preemptory strikes shall not be limited and (B) if the parties fail to select an arbitrator from one or more lists, the AAA shall not have the power to make an appointment but shall continue to submit additional lists until an arbitrator has been selected. Initially, however, promptly following its receipt of a request to submit a list of proposal arbitrators, the AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of an arbitrator by agreement. If the arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner.

                  (2) If an arbitrator has not been selected following submission of three or more lists by the AAA, either party may declare the existence of an impasse by giving written notice to the other. In that event, the arbitrator shall be selected in the following manner: Each party shall designate three proposed arbitrators whose names appear on any of the lists previously submitted by the AAA. The parties shall then eliminate five of the designated names by alternately striking one, and the person whose name remains shall serve as arbitrator. If necessary, the party to make the first strike shall be designated by lot.

            (e) Confidentiality of Arbitration. All aspects of the arbitration shall be confidential, and the parties and the arbitrator shall not disclose to others, or permit disclosure of, any information related to the proceedings, including but not limited to discovery, testimony and other evidence, briefs and the award.

            (f) Orders Protecting Confidentiality. Upon the motion of either party, and for good cause shown, the arbitrator may make any order which justice requires to protect a party from the disclosure of proprietary, privileged or confidential business information, including orders (1) that depositions or hearings be conducted with no one present except persons designated by the arbitrator, and (2) that depositions, exhibits, other documents filed with the arbitrator or transcripts of the hearing be sealed and not disclosed except as specified by the arbitrator.

            (g) Expenses of Arbitrator. Each party shall pay the fees and expenses of such party's witnesses and all other expenses connected with the presentation of such party's case. The cost of the arbitration, including the fees of the arbitrator and the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs, shall be borne equally by the parties.

Copyright (C)Hyland Software, Inc.             (Confidential)                 15
August 1998

            (h) Understandings of the Parties. THIS NON-BINDING ARBITRATION AGREEMENT IS MUTUAL AND EACH PARTY CONSCIOUSLY AGREES TO SUBMIT TO NON-BINDING ARBITRATION. THE PARTIES INTEND THAT THE SCOPE OF THIS ARBITRATION CLAUSE SHALL BE CONSTRUED AS BROADLY AS POSSIBLE SO AS TO INCLUDE ANY AND ALL DISPUTES/CLAIMS ARISING OUT OF THE SUBJECT MATTER OF THE AGREEMENT (EXCEPT THOSE SEEKING INJUNCTIVE RELIEF) AS WELL AS THE RELATIONSHIPS WHICH RESULT FROM THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS OF MISREPRESENTATION, CONCEALMENT OF MATERIAL FACTS OR FRAUD AMONG THE PARTIES THAT MAY HAVE PRECEDED ENTRY INTO THIS AGREEMENT. IN THE EVENT ANY PORTION OF THIS ARBITRATION PROVISION SHALL BE HELD UNLAWFUL, THEN THE SAME SHALL BE SEVERED FROM THE CLAUSE AND THIS AGREEMENT, THEREBY SAVING ANY LAWFUL PORTION HEREOF.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives;

Accepted and Agreed:

OEM                                             HYLAND SOFTWARE, INC.

BY:     ______________________________          By: /s/ J. Packy Hyland
                                                    ----------------------------

Name:   ______________________________          Name: J. Packy Hyland, Jr.

Title:  ______________________________          Title: CEO

Date:   ______________________________          Date: 1-31-01

Schedule B

                      ONBASE(R) END USER LICENSE AGREEMENT
                            IMPORTANT-READ CAREFULLY

Copyright (C)Hyland Software, Inc.             (Confidential)                 16
August 1998
be designated by lot.

            (e) Confidentiality of Arbitration. All aspects of the arbitration shall be confidential, and the parties and the arbitrator shall not disclose to others, or permit disclosure of, any information related to the proceedings, including but not limited to discovery, testimony and other evidence, briefs and the award.

            (f) Orders Protecting Confidentiality. Upon the motion of either party, and for good cause shown, the arbitrator may make any order which justice requires to protect a party from the disclosure of proprietary, privileged or confidential business information, including orders (1) that depositions or hearings be conducted with no one present except persons designated by the arbitrator, and (2) that depositions, exhibits, other documents filed with the arbitrator or transcripts of the hearing be sealed and not disclosed except as specified by the arbitrator.

            (g) Expenses of Arbitrator. Each party shall pay the fees and expenses of such party's witnesses and all other expenses connected with the presentation of such party's case. The cost of the arbitration, including the fees of the arbitrator and the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs, shall be borne equally by the parties.

            (h) Understandings of the Parties. THIS NON-BINDING ARBITRATION AGREEMENT IS MUTUAL AND EACH PARTY CONSCIOUSLY AGREES TO SUBMIT TO NON-BINDING ARBITRATION. THE PARTIES INTEND THAT THE SCOPE OF THIS ARBITRATION CLAUSE SHALL BE CONSTRUED AS BROADLY AS POSSIBLE SO AS TO INCLUDE ANY AND ALL DISPUTES/CLAIMS ARISING OUT OF THE SUBJECT MATTER OF THE AGREEMENT (EXCEPT THOSE SEEKING INJUNCTIVE RELIEF) AS WELL AS THE RELATIONSHIPS WHICH RESULT FROM THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS OF MISREPRESENTATION, CONCEALMENT OF MATERIAL FACTS OR FRAUD AMONG THE PARTIES THAT MAY HAVE PRECEDED ENTRY INTO THIS AGREEMENT. IN THE EVENT ANY PORTION OF THIS ARBITRATION PROVISION SHALL BE HELD UNLAWFUL, THEN THE SAME SHALL BE SEVERED FROM THE CLAUSE AND THIS AGREEMENT, THEREBY SAVING ANY LAWFUL PORTION HEREOF.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives:

Accepted and Agreed:

OEM                                          HYLAND SOFTWARE, INC.

By: /s/ Habbu Ajit M.                        By: _______________________________
    ----------------------------------

Name:   Ajit Habbu                           Name: J. Packy Hyland, Jr.

TITLE: Chief Financial Officer               TITLE: CEO

Copyright (C)Hyland Software, Inc.             (Confidential)                 16
August 1998

This End User License Agreement ("EULA") is made between Hyland Software, Inc. ("Hyland"), 18500 Lake Road, Cleveland, Ohio 44116 USA, an Ohio Corporation, and the User of this OnBase Software ("Software"). Unless the Software is/was delivered under a separate license agreement signed by both parties, User's acceptance and further use of the Software shall indicate User's agreement to be bound by the terms of this EULA. If User does not agree to be bound by the terms of this EULA User should exit the program and discontinue the use of the Software.

1. LICENSE: Upon payment of the Software license fees, Hyland grants to User a perpetual, non-exclusive, non-assignable, limited license to the Software modules licensed by User. User acknowledges that each module of the Software is licensed for a specific type of use, such as concurrently or on a specified workstation or by a specified individual and that such use is controlled by the Software. If User has any questions concerning permitted use of the software, user should contact Hyland immediately for clarification. The Software is licensed for use by a single organization and may not be used for processing of third-party data as a service bureau or application service provider. User agrees: a) not to remove any Hyland notices in the Software; b) not to sell, transfer, rent, lease or sub-license the Software or documentation to any third party; c) not to modify the Software (except for the customary adaptation of the Software for its business); and d) not to reverse engineer the Software. Use of Software or Hardware that reduces the number of Clients directly accessing or utilizing the Software (sometimes called "multiplexing" or "pooling" software or hardware) does not reduce the number of Software module licenses required. The required number of Software module licenses would equal the number of distinct inputs to the multiplexing or pooling software or hardware. User may not assign, transfer or sublicense all or part of this EULA without the prior written consent of Hyland.

2. OWNERSHIP: Hyland and its suppliers own the Software. No ownership rights in the Software are transferred to User. User agrees that nothing in this EULA or associated documents gives it any right, title or interest in the Software except for the limited express rights granted in this EULA.

3. INSTALLATION, TESTING AND ACCEPTANCE OF SOFTWARE: User is responsible for hardware and non-licensed software for the installation, operation and support of the Software. If the Software does not pass acceptance, User will notify Hyland or its authorized agent in writing of the specific defect encountered within fourteen (14) days following installation. If User fails to notify Hyland of any defect in the Software within fourteen
      (14) days following installation, it will deemed as User's acceptance of the Software "as is". If Hyland receives written notice of a defect, Hyland or its authorized agent will use reasonable efforts to correct the defect. User may reset the Software to confirm that the defect has been corrected. If the defect has not been corrected after re-testing. User has the option to either (1) permit Hyland or its authorized agent to make further corrections, reserving the rights to terminate this EULA, or (2) continue to use and accept the Software "as is" waiving any and all claims resulting from defect, or (3) terminate this EULA. Upon such termination User will return all Software to Hyland or its authorized agent and Hyland or its authorized agent will refund the Software license fees actually paid by User.

4.    LIMITED WARRANTY:

a) For a period of 60 days from the date of first installation of the Software at the User's site, Hyland warrants the media on which the Software is distributed are free from defects in materials and in workmanship. Hyland does not warrant that the functions contained in the Software will meet User's requirements or that the operation of the Software will be uninterrupted or error free. Due to the inherent complexity of computer software, User is advised to verify User's work. Provided that within the 60-day period referred to above, Users returns the Software with a copy of User's receipt and all agreements, Hyland will at its discretion either (a) replace the defective media and/or documentation; or (b) refund the license fee.

b) HYLAND AND ITS SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. IN NO EVENT WILL HYLAND SOFTWARE, INC. OR ITS DIRECT OR INDIRECT SUPPLIERS BE LIABLE FOR ANY OTHER DAMAGES WHATSOEVER INCLUDING BUT NOT LIMITED TO INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR OTHER PECUNIARY LOSS ARISING OUT OF USE OR INABILITY TO USE THE SOFTWARE, EVEN IF HYLAND HAS BEEN ADVISED OF THE POSSIBILITIES OF SUCH DAMAGES. USER SPECIFICALLY ASSUMES RESPONSIBILITY FOR THE SELECTION OF THE SOFTWARE TO ACHIEVE ITS BUSINESS OBJECTIVES.

Copyright (C)Hyland Software, Inc.             (Confidential)                 17
August 1998

c) Hyland and its suppliers are not responsible for any costs including, without limitation, loss of business profits, business interruption, loss of business information, the cost of recovering such information, the cost of substitute Software, or claims by third parties. No oral or written information given by Hyland, its agents, or employees shall create any additional warranty. In no case shall Hyland's liability exceed the amount of the license fee actually paid by User. No modification or addition to this warranty is authorized unless it is set forth in writing, references this EULA, and is signed on behalf of Hyland by a corporate officer.

5. MAINTENANCE: Following the expiration of the limited warranty period for the Software contained in this EULA, User may purchase extended maintenance, warranty and support services from Hyland or its authorized agent.

6. TERMINATION: Hyland may terminate this EULA immediately and any license to use the Software will automatically terminate without notice if User fails to comply with any provision of this EULA. Upon termination User shall return all copies of the Software to Hyland with written notice and delete, remove, and discontinue any and all use. All disclaimers of warranties and limitation of liability set forth in this EULA shall survive any termination.

7. SEVERABILITY: In the event that a court of competent jurisdiction determines that any portion of this EULA is unenforceable, it shall not affect any other provisions of this EULA.

8. NOTICE: All notices, requests, or other communications required to be given pursuant to the EULA shall be in writing with proof of delivery and shall be addressed to the party at their principal place of business or to such other addresses as the parties direct in writing.

9. GOVERNING LAW AND JURISDICTION: The laws of the State of Ohio shall govern this EULA. If User initiates legal action against Hyland, User consents to jurisdiction by the state and federal courts sitting in the State of Ohio, County of Cuyahoga. Conversely, if Hyland initiates legal action against User, Hyland consents to jurisdiction by the state and federal courts sitting in the State and County of Users principal place of business in the United States.

10. ENTIRE AGREEMENT: This EULA constitutes the entire agreement and understanding of the parties and supersedes all prior and contemporaneous agreements, documents, and proposals, oral or written. This EULA may be amended or modified only by an agreement in writing signed by each of the parties and may not be modified by course of conduct.

11. U.S. GOVERNMENT RESTRICTED RIGHTS: The Software is provided with RESTRICTED RIGHTS, Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c) of the rights in Technical Data and Computer Software clause at DFAR 252.227-7013 and the Commercial Computer Software Restricted Rights FAR 52.277-19(c)(1) and
      (2), as applicable. Manufacturer is Hyland Software, Inc. 18500 Lake Road, Cleveland, Ohio 44116.

Schedule C

                    ONBASE(R) INFORMATION MANAGEMENT SYSTEM
                         SOFTWARE MAINTENANCE AGREEMENT

Copyright (C)Hyland Software, Inc.             (Confidential)                 18
August 1998

This Agreement is made by and between___________("Reseller") and License named below.

1. MAINTENANCE AND SUPPORT: Upon payment of the appropriate maintenance fees, Reseller shall provide ongoing operational support, technical assistance in error correction, revisions and updates to the OnBase Software designed or developed by Reseller or Reseller's supplier and released to its other customers during the term of this agreement. This Agreement does not pertain to any hardware or third party software regardless of where said hardware of software was obtained.

2. WARRANTIES: Reseller warrants that during the initial term and any renewal periods of this agreement, the Software will perform in accordance with the then current documentation provided License. Reseller's obligation and liability under this paragraph shall, however, be limited to the replacement and correction of the Software so that it will so perform. Reseller shall repair or replace any defects in the Software in a timely fashion. Defects in the Software are to be determined solely by Reseller. THE WARRANTIES CONTAINED HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES INCLUDING ANY EXPRESSED ON IMPLIED, RESELLER AND ITS SUPPLIER, HYLAND SOFTWARE, INC. DISCLAIM ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. IN NO EVENT WILL RESELLER, HYLAND SOFTWARE, INC. OR ITS DIRECT OR INDIRECT SUPPLIERS
      BE LIABLE FOR ANY OTHER DAMAGES WHATSOEVER INCLUDING BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OR OTHER PECUNIARY LOSS ARISING OUT OF USE OR INABILITY TO USE THE SOFTWARE, EVEN IF RESELLER HAS BEN ADVISED OF TE POSSIBILITIES OF SUCH DAMAGES.

      Reseller, Hyland Software, Inc., and its suppliers are not responsible for any costs including, without limitation, loss of business profits, business interruption, loss of business information, the cost of recovering such information, the cost of substitute Software, or claims by third parties, No oral or written information given by Reseller, its agents, or employees shall create a warranty, In no case shall any direct or indirect suppliers of Reseller bear any liability for any reason whatsoever and in no case shall Reseller's liability exceed the amount of the maintenance fee actually paid by License for the current renewal period. No modification or addition to this warranty is authorized unless it is set forth in writing, references this software License Agreement, and is signed on behalf of Reseller by an authorized official.

3. FEES, PAYMENTS, TAXES & CURRENCY: In consideration of Reseller's agreement to provide the services hereunder, Licensee shall pay to Reseller the "Maintenance Fees" agreed upon by the parties upon receipt by Licensee of Reseller's invoice for such amount. In addition to the Maintenance Fee, Licensee shall pay any taxes (other than income or franchise taxes of Reseller) resulting from this Agreement or activities hereunder including without limitations, all sales and use taxes.

4. RENEWAL OF AGREEMENT: The Agreement shall be subject to annual renewal at the option of the Reseller and upon acceptance by Licensee. Reseller shall within forty five (45) days prior to each anniversary date of the Warranty Renewal Date, if it desires to renew its agreement, invoice Licensee for its then current annual maintenance fee for the Software and License shall, if it desires such renewal indicate its acceptance through payment of the amount set forth on said invoice within thirty (30) days of the date of such invoice.

      (Note: In the event that Licensee elects not to renew maintenance by paying the invoice and at a later date wishes to again purchase maintenance, a maintenance reinstatement fee will be charged. The reinstatement fee will be the 120% of the amount that Licensee would have paid had licensee stayed under maintenance without lapse.)

5. OPERATION: Licensee acknowledges and agrees that it is solely responsible for the operation, supervision, management, and control of the Software, including but not limited to providing training for its personnel, instituting appropriate security procedures, and implementing reasonable procedures to examine and verify all output before use. Furthermore, the Licensee is solely responsible for the data and the data and the database and is responsible for maintaining suitable backups of the database to prevent date loss in the event of any hardware or software malfunction, Reseller shall have no responsibility or liability for data loss in regardless of the reasons for said loss. Reseller shall have no responsibility or liability for Licensees selection or use of the Software or any associated equipment.

Copyright (C)Hyland Software, Inc.             (Confidential)                 19
August 1998

6. SUPPORT: Reseller shall provide on-line modern support for all customers who enter into this Agreement. The Licensee is required to install a modern and the appropriate communications software as specified by Reseller and is responsible for establishing an adequate and/or dedicated connection with Reseller. Telephone support will be available from the Reseller to the Licensee Monday to Friday from 9:00am to 5:00pm or as otherwise provided by Reseller in the normal course of its business. The Licensee is responsible for all incidental expenses incurred by the Reseller in conjunction with providing Licensee with support under this Software Maintenance Agreement.

7. NO WAIVER: No waiver of any breach of any provision of this agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or of any other provisions hereof and no waiver shall be effective unless made in writing and signed by an authorized representative of the party to be charged herewith.

8. EFFECTIVE DATE: This entire agreement shall become effective on the date accepted and executed by an authorized representative of Reseller.

9. SEVERABILITY: In the event that a court of competent jurisdiction determines that any portion of this Agreement is unenforceable, said unenforceability shall not affect any other provisions of this Agreement.

10. NOTICE: All notices, requests, demands or other communications required to be given pursuant to the Agreement shall be in writing and addressed to the parties at their places of business or to such other address as the parties direct in writing.

11.   GOVERNING LAW: The laws of the State of Ohio shall govern this EULA

12. ENTIRE AGREEMENT: The parties hereto acknowledge that each has read this agreement, understands it, and agrees to be bound by its terms. The parties further agree that this agreement along with the License Agreement constitute the complete and exclusive written expression of the terms of the agreement between the parties and supersede all prior or contemporaneous proposals, oral or written, understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the subject matter hereof. The parties further agrees that this agreement may not be explained or supplemented by a prior existing course of dealings between the parties pursuant to the license agreement, this maintenance agreement or otherwise.

This maintenance and support agreement and all its provisions are accepted by:

________________________________       _________________________________________
Company Name ("Licensee")              ("Reseller")

By:_____________________________       By:______________________________________
   Name & Title                           Name & Title

________________________________       _________________________________________
Address                                Address

________________________________       _________________________________________
City, State, Zip                       City, State, Zip

Copyright (C)Hyland Software, Inc.             (Confidential)                 20
August 1998